Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Toys "R" Us Debenture-Backed Series 2001-31
*CUSIP:          21988G619     Class     A-1
                 21988GBD7     Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 1, 2006.

INTEREST ACCOUNT
----------------


Balance as of          September 1, 2005.....                          $0.00
         Scheduled Income received on securities.....            $572,687.50
         Unscheduled Income received on securities.....                $0.00

LESS:
         Distribution to Class A-1 Holders.....                 -$507,237.50
         Distribution to Class A-2 Holders.....                  -$65,450.00
         Distribution to Depositor.....                               -$0.00
         Distribution to Trustee.....                                 -$0.00
Balance as of         March 1, 2006.....                               $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         September 1, 2005.....                           $0.00
         Scheduled Principal received on securities.....               $0.00

LESS:
         Distribution to Holders.....                                 -$0.00
Balance as of         March 1, 2006.....                               $0.00


               UNDERLYING SECURITIES HELD AS OF              March 1, 2006

           Principal
            Amount                           Title of Security
           ---------                         -----------------
          $13,090,000        Toys "R" Us, Inc. 8.75% Debentures due September 1,
                             2021
                             *CUSIP:        892335AC4

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.